UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 23, 2014
 __________________________
GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure" and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On January 23, 2014, GATX Corporation ("GATX") issued a press release that included unaudited financial statements and supplemental financial information for the quarter and year ended December 31, 2013. Additionally, GATX Corporation disclosed that the board of directors declared a quarterly dividend of $0.33 per common share payable March 31, 2014 to shareholders of record on February 28, 2014 and approved a $250 million share repurchase authorization. A copy of the press release is attached hereto as Exhibit 99.1.

GATX will host a teleconference to discuss its 2013 fourth quarter and full-year financial results on January 23, 2014, beginning at 11:00 a.m. Eastern Standard Time. Investors may access the conference by dialing 1-888-572-7034 (or 1-719-457-2661 if dialing from outside the United States).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated January 23, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
January 23, 2014

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1
Press Release of GATX Corporation, dated January 23, 2014, reporting GATX Corporation's financial results for the quarter and full-year ended December 31, 2013, declaration of a quarterly dividend of $0.33 per common share and share repurchase authorization for $250 million.
Filed Electronically